UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street
San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, Getaround, Inc.. (the “Company”) announced its Board of Directors (the “Board”) appointed Eduardo Iniguez to the position of chief executive officer, effective as of February 26, 2024. He succeeds Sam Zaid, one of three co-founders of the Company, who has served in the role of chief executive officer for most of the Company’s history.

Mr. Iniguez, 38, previously served as the chief financial officer of Silvus Technologies, a developer of advanced multiple-input, multiple-output communication systems from November 2023 to February 2024. Prior to that, Iniguez served in various capacities at HyreCar, Inc. from May 2022 to May 2023, including serving as its interim chief executive officer from December 2022 to May 2023, when he successfully managed the sale of its assets to the Company in May 2023, and served as VP of Risk & Strategy for Getaround from May 2023 to November 2023. Before joining the Company, Mr. Iniguez was the VP of Corporate Finance at AllClear Aerospace & Defense, an aerospace distribution company, from September 2018 to May 2022. In that role, Mr. Iniguez served as the chief financial officer for one of the company’s joint ventures while overseeing the company’s finance and accounting functions. Mr. Iniguez received his Master of Business Administration and Bachelor of Science from the University of Southern California.

The Company entered into an employment offer letter dated February 26, 2024 (the “Agreement”), with Mr. Iniguez. The Agreement has no specified term and Mr. Iniguez’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Mr. Iniguez will receive an annual base salary of $650,000 and will be eligible for an annual bonus under the Company’s Incentive Bonus Plan with a target amount of 100% of base salary. The base salary is subject to a 3% annual increase, and annual review. The annual bonus is subject to a guaranteed minimum payment of 50% of the target amount for each of 2024 and 2025.

Milestone Bonuses. Mr. Iniguez will be eligible to earn two milestone-based bonuses. The first milestone bonus is in the amount of $6 million and will be earned, if ever, upon the Board’s good faith determination that the Company’s aggregate adjusted EBITDA over the prior 4 fiscal quarters is at least zero, and the second milestone bonus is in the amount of $5 million and will be earned, if ever, upon the Board’s good faith determination that the Company’s aggregate adjusted EBITDA over the prior 4 fiscal quarters is at least $25 million. In each case, the Board’s good faith determination of the Company’s adjusted EBITDA will not take into account the effect of either bonus payment.

Signing Bonus. Mr. Iniguez will also be paid a $350,000 signing bonus within 30 days following his employment start date, which bonus must be repaid to the Company in full if he is not employed by the Company through the one-year anniversary of his start date, unless due to his termination without cause.

Equity Compensation. The Board approved two “inducement grants”, as such term is described in Section 303A.08 of the NYSE Listed Company Manual, which were offered to Mr. Iniguez to incentivize him to leave his previous employment and join the Company as chief executive officer (each, an “Inducement Grant”). The first Inducement Grant is exercisable for up to 11,100,000 shares of the Company’s common stock, which approximately represents 10% of the Company’s current fully-diluted capitalization, which shares will vest in four annual 25% installments. The second Inducement Grant is exercisable for up to 76,950,000 shares of the Company’s common stock, which approximately represents 10% of the Company’s future fully-diluted capitalization, assuming all or nearly all of the Company’s currently outstanding 8.00%/9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “PIK Notes”) are converted into shares of the Company’s common stock at a conversion price of $0.25 per share as required pursuant to the terms of the previously-disclosed super priority note between the Company and Mudrick Capital Management L.P..

The shares subject to the second Inducement Grant will also vest in four annual 25% installments, provided that the vesting of such shares shall be delayed, if necessary, in order to prevent the total number of vested shares from exceeding 10% of the total number of shares of common stock issued upon exercise of the PIK Notes. For illustrative purposes only, in the event that PIK Notes with an aggregate current outstanding principal amount representing 10% of the current outstanding principal amount of all outstanding PIK Notes are converted into shares of Common Stock, then only 10% of the shares subject to the Second Inducement Grant will vest.

Severance Terms. In the event Mr. Iniguez’s employment with the Company terminates for cause, he will be entitled to receive payments upon the Company’s regular payroll schedule, which, in aggregate, represent 100% of his then-current annual base salary.. However, if Mr. Iniguez’s employment is terminated by the Company for cause, or upon his resignation, he will be entitled only to limited payments and benefits consisting primarily of earned but unpaid salary and earned but unpaid bonuses (the “Accrued Benefits”). In the event of a termination of Mr. Iniguez’s employment by the Company due to his death or disability, Mr. Iniguez or his beneficiaries will be entitled only to the Accrued Benefits.

Other Benefits. Mr. Iniguez will be eligible to participate in the benefit programs generally available to executive officers of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company also previously entered into its standard form indemnification agreement with Mr. Iniguez, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Iniguez and any other persons pursuant to which he was selected as chief executive officer. There are also no family relationships between Mr. Iniguez and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On February 28, 2024, the Company issued a press release announcing the appointment of Eduardo Iniguez as the Chief Executive Officer as described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated February 26, 2024, between Getaround Operations LLC and Eduardo Iniguez.
10.2	Indemnification Agreement dated February 27, 2024, between Getaround, Inc. and Eduardo Iniguez.
99.1	Press release dated February 28, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date:	February 28, 2024	By:	/s/ SPENCER JACKSON
		Name: Title:	Spencer Jackson General Counsel & Secretary